UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2014

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (214) 999-7552

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 11, 2014, MoneyGram International, Inc. (the “Company”) announced that it will commence a global reorganization and restructuring initiative in an effort to enhance operating efficiencies and reduce the Company’s cost structure. The Company currently estimates that it will incur cash outlays over the next two years of approximately $30 million to $40 million in connection with these actions. At this time, the Company believes that the initiative will result in annual pre-tax cost savings of approximately $15 million to $20 million by the end of 2015.

A copy of the press release relating to, among other things, the reorganization and restructuring initiative is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the Company announced that W. Alexander Holmes has been named Chief Operating Officer of the Company effective immediately, in addition to his current titles and responsibilities as Executive Vice President and Chief Financial Officer. In his expanded role, Mr. Holmes will be responsible for oversight of all finance, technology and operations functions. Biographical, compensation and other information concerning Mr. Holmes is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s Definitive Proxy Statement on Schedule 14A as filed on March 28, 2013.

In connection with Mr. Holmes’ appointment to Chief Operating Officer, the Company increased Mr. Holmes’ base salary to $450,000 and his annual cash incentive target level under the Company’s Performance Bonus Plan to 75% of his base salary.

A copy of the press release relating to, among other things, the appointment of Mr. Holmes as Chief Operating Officer is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description of Exhibit

99.1	Press release dated February 11, 2014.

Forward-Looking Statements

This Current Report on Form 8-K and the press release incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would,” “goals,” “anticipates” and other similar expressions. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: the Company’s ability to compete effectively; the Company’s ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including the Company’s largest agent, Walmart, whether through the permissible introduction by Walmart of "white label" branded products or otherwise; the Company’s ability to manage fraud risks from consumers or agents; the ability of the Company and its agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; litigation or investigations involving the Company or its agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on the Company’s reputation and business; the Company’s offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of the Company’s tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; the Company’s substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the Company’s significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of the Company and its agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in the Company’s facilities, networks or databases; disruptions to the Company’s computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in the Company’s business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; the Company’s ability to manage credit risks from its retail agents and official check financial institution customers; the Company’s ability to retain partners to operate its official check and money order businesses; the Company’s ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; the Company’s ability to manage risks associated with our international sales and operations; the Company’s ability to adequately protect its brand and intellectual property rights and to avoid infringing on the rights of others; the Company’s ability to attract and retain key employees; the Company’s ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; the Company’s ability to maintain effective internal controls; the Company’s capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether the Company will be able to implement its global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed the Company’s forecasts; whether the Company will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013,  June 30, 2013 and September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Pamela H. Patsley
Name:	Pamela H. Patsley
Title:	Chief Executive Officer

Date:     February 11, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated February 11, 2014.